UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2014

________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)

________________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The 2014 Annual Meeting of Stockholders of LKQ Corporation was held on May 5, 2014. The final results of voting on each of the matters submitted to a vote of the security holders were as follows:

1.	The election of nine directors to terms ending in 2015. The nominees for directors were elected based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
A. Clinton Allen	255,395,089	3,551,705	504,033	18,482,058
Ronald G. Foster	257,629,492	1,318,166	503,169	18,482,058
Joseph M. Holsten	254,424,965	4,708,456	317,406	18,482,058
Blythe J. McGarvie	256,239,178	2,894,481	317,168	18,482,058
Paul M. Meister	254,239,554	4,895,266	316,007	18,482,058
John F. O'Brien	257,381,153	1,564,594	505,080	18,482,058
Guhan Subramanian	258,973,854	158,808	318,165	18,482,058
Robert L. Wagman	257,591,810	1,541,899	317,118	18,482,058
William M. Webster, IV	257,812,093	1,321,526	317,208	18,482,058

2.
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2014. The appointment of Deloitte & Touche LLP was ratified pursuant to the following votes:

Votes For:	274,942,820
Votes Against:	2,679,994
Abstentions:	310,071

3.	An advisory vote on the compensation of our named executive officers. The compensation of our named executive officers was approved pursuant the following votes:

Votes For:	257,746,327
Votes Against:	1,234,736
Abstentions:	469,764
Broker Non-Votes	18,482,058

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 9, 2014

LKQ CORPORATION

By:	/s/ JOHN S. QUINN
John S. Quinn
Executive Vice President and Chief Financial Officer